FOR IMMEDIATE RELEASE

ELIZABETH ARDEN, INC. ANNOUNCES SECOND QUARTER FISCAL 2015 RESULTS

          New York, New York (February 5, 2015) -- Elizabeth Arden, Inc. (NASDAQ: RDEN), a global prestige beauty products company, today announced financial results for its second fiscal quarter ended December 31, 2014.

SECOND QUARTER RESULTS

          Net sales for the fiscal quarter ended December 31, 2014, were $333.6 million. On an adjusted basis, net sales were $346.2 million, a decrease of 17.2% from the prior year, or 16.0% at constant foreign currency rates. The net loss per diluted share for the fiscal quarter ended December 31, 2014, was $1.90. On an adjusted basis, excluding non-recurring items, net income per diluted share was $0.28. The Company's reported and adjusted results include $2.6 million (pre-tax) of currency transaction losses due to foreign exchange rates. Non-recurring items include $22.6 million of returns, markdowns and other costs associated with the Company's 2014 Performance Improvement Plan (the "2014 Improvement Plan") that was announced on June 23, 2014, and $42.8 million of non-cash asset impairment charges primarily associated with the celebrity fragrance licenses acquired from Give Back Brands in 2012. A reconciliation between GAAP and adjusted results can be found in the tables and footnotes at the end of this press release.

          E. Scott Beattie, Chairman, President and Chief Executive Officer, commented, "Our management team, with the full engagement of our Board of Directors and Rhône Capital, is focused on repositioning our brand portfolio and cost structure to return our business to sustainable growth and profitability. Fiscal 2015, as we have stated, is a transitional year as we work to set a strong foundation for the future. In China, we are making tough decisions in support of a new distribution strategy to drive a healthier and more profitable business. Aside from this market and the continued decline in sales of our celebrity fragrances, the remainder of our business, by and large, performed as expected during the quarter. Our balance sheet and cash flow metrics continue to improve, resulting in $37 million in operating cash flow for the first half of our fiscal year. Our performance improvement plans continue to drive down costs and improve efficiencies in our business. Indirect overhead savings remain ahead of budget through the second quarter, and we remain committed to achieving a total of $40 million to $50 million of annualized savings."

SIX MONTHS RESULTS

          Net sales for the six months ended December 31, 2014, were $604.0 million. On an adjusted basis, net sales were $619.2 million, a decrease of 18.7% from the prior year, or 18.3% at constant foreign currency rates. The net loss per diluted share for the six months ended December 31, 2014, was $3.44. On an adjusted basis, excluding non-recurring items and a one-time non-cash accretion charge of $20.1 million related to the issuance of redeemable preferred stock, net loss per diluted share was $0.15. For the six months ended December 31, 2014, the Company's reported and adjusted results include $4.6 million (pre-tax) of currency transaction losses due to foreign exchange rates. A reconciliation between GAAP and adjusted results can be found in the tables and footnotes at the end of this press release.

          Net sales of the Company's North America and International segments declined by 18.9% and 17.2% (at constant currency rates), respectively, for the six month period. The sales declines reflect continued proactive tightening of distribution globally, a lower level of new product innovation, and lower sales of celebrity fragrances, which primarily impacted the Company's North American business. Lower sales of Elizabeth Arden branded products resulted primarily from decreased skin care sales due to tightening of distribution and changes to the Company's distribution strategy in China.

OUTLOOK

          The Company currently expects the following for the second half of fiscal 2015:

*	Net sales increases in the International segment versus the prior year period at constant currency rates with continued declines in celebrity fragrances impacting the North American segment;
*	Gross margin expansion due to improved pricing, better sales mix, lower discounts and realization of reduced supply chain and product costs;
*	Lower overall selling, general and administrative expenses, with some reinvestment of 2014 Improvement Plan savings to drive future growth;
*	Improved EBITDA margins from gross margin expansion and lower selling, general and administrative expenses;
*	Stronger cash flow from operations from improved working capital; and
*	Consistent with prior expectations, sequential improvement weighted towards the fourth fiscal quarter.

          The Company notes that it has updated the 2014 Performance Improvement Plan, approved by the Board of Directors on June 23, 2014. This plan involved the exiting of certain unprofitable retail doors and fragrance license agreements, changes in customer, distribution and supply chain relationships, the discontinuation of certain products, the elimination of approximately 12% of the global employee base, and the closing of the Company's Puerto Rico affiliate. At June 30, 2014, the Company estimated that the 2014 Performance Improvement Plan would result in pre-tax charges beginning in the fourth fiscal quarter of 2014 and through fiscal 2015 of $65 million to $72 million, of which $32 million to $36 million were expected to be cash charges. As a result of the Company's continuing reexamination of how it commercially executes its business, during the second fiscal quarter, the Company made changes to its distribution strategy in China. Primarily as a result of this decision, in December 2014, the Company increased the range of estimated pre-tax charges to be incurred through fiscal 2015 and now expects the amounts to be between $92 million and $99 million, of which $42 million to $44 million are expected to be cash charges.

          The Company will host a conference call today, February 5, 2015 at 4:30 p.m. Eastern Time. All interested parties can listen to a live web cast of the Company's conference call by visiting the Investor Relations section of the Corporate tab on the Company's web site at http://ir.elizabetharden.com. An online archive of the broadcast will be available within one hour of the completion of the call and will be accessible on the Company's web site until March 5, 2015.

Elizabeth Arden is a global prestige beauty products company with an extensive portfolio of prestige beauty brands sold in over 120 countries. The Company's brand portfolio includes Elizabeth Arden skincare, color and fragrance products; its professional skin care line, Elizabeth Arden PRO; the celebrity fragrance brands of Justin Bieber, Mariah Carey, Nicki Minaj and Taylor Swift; the designer fragrance brands of Juicy Couture, John Varvatos and Wildfox Couture; and the heritage fragrance brands of Alfred Sung, Britney Spears, Curve, BCBGMAXAZRIA, Elizabeth Taylor, Geoffrey Beene, Giorgio Beverly Hills, Halston, Ed Hardy, Jennifer Aniston, Lucky Brand, Rocawear, PS Fine Cologne and White Shoulders.

Company Contact:	Marcey Becker Senior Vice President, Finance

Investor/Press Contact:	Allison Malkin/Michael Fox Integrated Corporate Relations (203) 682-8200

ELIZABETH ARDEN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)
(In thousands, except percentages and per share data)

	Three Months Ended		Six Months Ended

	December 31,	December 31,	December 31,	December 31,
	2014	2013	2014	2013

Net Sales	$333,607	$418,137	$603,985	$761,746

Cost of Goods Sold:
Cost of Sales	188,762	225,236	350,088	418,910
Depreciation Related to Cost of Goods Sold	1,960	1,987	3,959	3,817

Total Cost of Goods Sold	190,722	227,223	354,047	422,727

Gross Profit	142,885	190,914	249,938	339,019
Gross Profit Percentage	42.8%	45.7%	41.4%	44.5%

Selling, General and Administrative Expenses	180,205	129,003	294,070	258,375
Depreciation and Amortization	10,795	11,137	21,508	21,836

Total Operating Expenses	191,000	140,140	315,578	280,211

Interest Expense, Net	7,712	5,734	15,468	11,766
Debt Extinguishment Charges	239	--	239	--

(Loss) Income Before Income Taxes	(56,066)	45,040	(81,347)	47,042
Provision for Income Taxes	833	10,384	1,057	10,798

Net (Loss) Income	(56,899)	34,656	(82,404)	36,244
Net Loss Attributable to Noncontrolling Interests	(760)	(297)	(915)	(406)

Net (Loss) Income Attributable to Elizabeth Arden Shareholders	(56,139)	34,953	(81,489)	36,650
Less: Accretion and Dividends on Preferred Stock	639	--	21,085	--

Net (Loss) Income Attributable to Elizabeth Arden Common Shareholders	$(56,778)	$34,953	$(102,574)	$36,650

As reported:
Net (Loss) Income Per Basic Share Attributable to Elizabeth Arden Common Shareholders	$(1.90)	$1.18	$(3.44)	$1.24

Net (Loss) Income Per Diluted Share Attributable to Elizabeth Arden Common Shareholders	$(1.90)	$1.16	$(3.44)	$1.21

Basic Shares	29,812	29,649	29,796	29,648
Diluted Shares	29,812	30,129	29,796	30,182

EBITDA (a)	$(35,599)	$63,898	$(40,412)	$84,461
EBITDA margin (a)	(10.7)%	15.3%	(6.7)%	11.1%

Adjusted to exclude non-recurring costs, net of taxes (1):

Gross Profit	$160,009	$200,048	$269,779	$351,925
Gross Profit Percentage	46.2%	47.8%	43.6%	46.2%

Net Income (Loss) Attributable to Elizabeth Arden Common Shareholders	$8,517	$32,650	$(4,423)	$39,402

Net Income (Loss) Per Basic Share Attributable to Elizabeth Arden Common Shareholders	$0.29	$1.10	$(0.15)	$1.33

Net Income (Loss) Per Diluted Share Attributable to Elizabeth Arden Common Shareholders	$0.28	$1.08	$(0.15)	$1.30

EBITDA (a)	$31,047	$57,415	$32,326	$84,547
EBITDA margin (a)	9.0%	13.7%	5.2%	11.1%

(a)    EBITDA is defined as net income attributable to Elizabeth Arden common shareholders plus the provision for income taxes (or net loss attributable to Elizabeth Arden common shareholders, less the benefit from income taxes) plus interest expense, plus depreciation and amortization, plus net income (or net loss) attributable to noncontrolling interest, plus accretion and dividends on preferred stock. EBITDA should not be considered as an alternative to income (loss) from operations or net income (loss) attributable to Elizabeth Arden common shareholders (as determined in accordance with generally accepted accounting principles (GAAP)) as a measure of our operating performance or to net cash provided by operating activities (as determined in accordance with GAAP) or as a measure of our ability to meet cash needs. We believe that EBITDA is a measure commonly reported and widely used by investors and other interested parties as a measure of a company's operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation and amortization, preferred stock accretion or dividends or non-operating factors (such as historical cost). Accordingly, as a result of our capital structure, we believe EBITDA is a relevant measure. This information has been disclosed here to permit a more complete comparative analysis of our operating performance relative to other companies and of our debt servicing ability. EBITDA may not, however, be comparable in all instances to other similar types of measures. We have also disclosed EBITDA as adjusted without giving effect to the Elizabeth Arden brand repositioning, the 2014 Performance Improvement Plan, and restructuring and other non-recurring costs. This disclosure is being provided for comparability purposes because we believe it is meaningful to our investors and other interested parties to understand the EBITDA performance of the Company on a consistent basis without regard to the effect of the Elizabeth Arden brand repositioning, the 2014 Performance Improvement Plan, and restructuring and other non-recurring costs.

      The table below reconciles net (loss) income attributable to Elizabeth Arden common shareholders, as determined in accordance with GAAP, to EBITDA and to EBITDA as adjusted: (For a reconciliation of net income (loss) attributable to Elizabeth Arden common shareholders or net income (loss) to EBITDA for prior periods, see the Company's filings with the Securities and Exchange Commission which can be found on the Company's website at www.elizabetharden.com).

(In thousands)	Three Months Ended		Six Months Ended

	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013

Net (Loss) Income Attributable to Elizabeth Arden Arden Common Shareholders	$(56,778)	$34,953	$(102,574)	$36,650
Plus:
Provision for income taxes	833	10,384	1,057	10,798
Interest expense, net	7,712	5,734	15,468	11,766
Depreciation related to cost of goods sold	1,960	1,987	3,959	3,817
Depreciation and amortization	10,795	11,137	21,508	21,836
Net loss attributable to noncontrolling interest	(760)	(297)	(915)	(406)
Accretion and dividends on preferred stock	639	--	21,085	--

EBITDA	(35,599)	63,898	(40,412)	84,461
Non-recurring costs (1)	66,646	(6,483)	72,738	86

EBITDA as adjusted	$31,047	$57,415	$32,326	$84,547

(1) For details see the "Reconciliation of GAAP to Adjusted Amounts" tables below.

The table below reconciles net cash flow provided by operating activities, as determined in accordance with GAAP, to EBITDA:

(Amounts in thousands)	Six Months Ended

	December 31, 2014	December 31, 2013

Net cash provided by operating activities	$37,136	$15,233
Changes in assets and liabilities, net of acquisitions	(47,442)	56,832
Interest expense, net	15,468	11,766
Amortization of senior note offering and credit facility costs	(842)	(685)
Amortization of senior note premium	399	--
Provision for income taxes	1,057	10,798
Deferred income taxes	(344)	(6,258)
Amortization of share-based awards	(2,674)	(3,225)
Asset impairments	(42,931)	--
Debt extinguishment charges	(239)	--

EBITDA	$(40,412)	$84,461

      The tables below reconcile from the amounts reported in accordance with GAAP to such amounts before giving effect to the Elizabeth Arden brand repositioning, the 2014 Performance Improvement Plan, and restructuring and other non-recurring costs. This disclosure is being provided for comparability purposes because we believe it is meaningful to our investors and other interested parties to understand our operating performance on a consistent basis without regard to the effect of the Elizabeth Arden brand repositioning, the 2014 Performance Improvement Plan, and restructuring and other non-recurring costs. The presentation in the table below of the non-GAAP information included in the "Adjusted" columns is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

ELIZABETH ARDEN, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Adjusted Amounts
(In thousands, except percentages and per share data)

	Three Months Ended				Three Months Ended

	December 31, 2014				December 31, 2013

	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted

Net Sales	$333,607	$12,582	(a)	$346,189	$418,137	$--		$418,137
Cost of Goods Sold:
Cost of Sales	188,762	(4,542	)(b)	184,220	225,236	(9,134	)(f)	216,102
Depreciation Related to Cost of Goods Sold	1,960	--		1,960	1,987	--		1,987

Total Cost of Goods Sold	$190,722	$(4,542)		$186,180	$227,223	$(9,134)		$218,089

Gross Profit	142,885	17,124		160,009	190,914	9,134	(f)	200,048
Gross Profit Percentage	42.8%			46.2%	45.7%			47.8%

Selling, General and Administrative Expenses	180,205	(49,283	)(c)	130,922	129,003	15,617	(g)	144,620
Depreciation and Amortization	10,795	--		10,795	11,137	--		11,137

Total Operating Expenses	191,000	(49,283)		141,717	140,140	15,617	(g)	155,757
Interest Expense, Net	7,712	--		7,712	5,734	--		5,734
Debt Extinguishment Charges	239	(239	)(d)	--	--	--		--

(Loss) Income Before Income Taxes	(56,066)	66,646		10,580	45,040	(6,483)		38,557
Provision for Income Taxes	833	768	(e)	1,601	10,384	(4,180	)(h)	6,204

Net (Loss) Income	(56,899)	65,878		8,979	34,656	(2,303)		32,353
Net Loss Attributable to Noncontrolling Interests	(760)	583		(177)	(297)	--		(297)

Net (Loss) Income Attributable to Elizabeth Arden Shareholders	(56,139)	65,295		9,156	34,953	(2,303)		32,650
Less: Accretion and Dividends on Preferred Stock	639	--		639	--	--		--

Net (Loss) Income Attributable to Elizabeth Arden Common Shareholders	$(56,778)	$65,295		$8,517	$34,953	$(2,303)		$32,650

EBITDA	$(35,599)	$66,646	(a)(b)(c)	$31,047	$63,898	$(6,483	)(f)(g)	$57,415

Net (Loss) Income Per Basic Share Attributable to Elizabeth Arden Common Shareholders	$(1.90)	2.19		$0.29	$1.18	$(0.08)		$1.10

Net (Loss) Income Per Diluted Share Attributable to Elizabeth Arden Common Shareholders	$(1.90)	2.18		$0.28	$1.16	$(0.08)		$1.08

(a)   Includes $12.6 million of returns and markdowns under our 2014 Performance Improvement Plan primarily due to changes to our distribution strategy in China and other customer and distribution arrangements.

(b) Includes $4.6 million (non-cash) of inventory write-downs under our 2014 Performance Improvement Plan due to discontinuation of certain products.

(c)   Includes (i) $5.4 million in expenses under our 2014 Performance Improvement Plan primarily comprised of $4.5 million of customer and vendor contract termination costs and $0.9 million of severance, other employee-related expenses and related transition costs associated with the reduction in global headcount positions, and (ii) $43.8 million (non-cash) in asset impairment charges primarily related to the write off of the celebrity fragrance licenses acquired from Give Back Brands and other costs.

(d) Represents $0.2 million (non-cash) of debt extinguishment costs resulting from the December 2014 amendment to our credit facility.

(e)   On a reported and adjusted basis, our effective tax rate was (1.5)% and 15.1%, respectively. The reported tax rate includes valuation allowances of $21.1 million against our U.S. and Canadian deferred tax assets recorded as a non-cash charge to income tax expense.

(f)   Includes $8.6 million of non-recurring product changeover costs related to the repositioning of the Elizabeth Arden brand and $0.5 million of transition costs incurred related to the elimination of certain sales and other staff positions in the fall of 2013.

(g)   Includes (i) a credit of $17.2 million (non-cash) for the complete reversal of the remaining balance of the contingent liability for potential payments to Give Back Brands, LLC based on our determination during the second quarter of fiscal 2014 that it was not probable that the performance targets related to the licenses acquired for fiscal years 2014 and 2015 would be met, (ii) $0.9 million of restructuring and related transition expenses primarily incurred with respect to the elimination of certain sales and other staff positions in the fall of 2013, and (iii) $0.7 million of non-recurring product changeover expenses related to the repositioning of the Elizabeth Arden brand.

(h) On a reported and adjusted basis, our effective tax rate was 23.1% and 16.1%, respectively.

ELIZABETH ARDEN, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Adjusted Amounts
(In thousands, except percentages and per share data)

	Six Months Ended				Six Months Ended

	December 31, 2014				December 31, 2013

	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted

Net Sales	$603,985	$15,261	(a)	$619,246	$761,746	$--		$761,746
Cost of Goods Sold:
Cost of Sales	350,088	(4,580	)(b)	345,508	418,910	(12,906	)(g)	406,004
Depreciation Related to Cost of Goods Sold	3,959	--		3,959	3,817	--		3,817

Total Cost of Goods Sold	$354,047	$(4,580)		$349,467	$422,727	$(12,906)		$409,821

Gross Profit	249,938	19,841		269,779	339,019	12,906	(g)	351,925
Gross Profit Percentage	41.4%			43.6%	44.5%			46.2%

Selling, General and Administrative Expenses	294,070	(52,658	)(c)	241,412	258,375	12,820	(h)	271,195
Depreciation and Amortization	21,508	--		21,508	21,836	--		21,836

Total Operating Expenses	315,578	(52,658)		262,920	280,211	12,820	(h)	293,031

Interest Expense, Net	15,468	--		15,468	11,766	--		11,766
Debt Extinguishment Charges	239	(239	)(d)	--

(Loss) Income Before Income Taxes	(81,347)	72,738		(8,609)	47,042	86		47,128
Provision for (Benefit from) Income Taxes	1,057	(5,845	)(e)	(4,788)	10,798	(2,666	)(i)	8,132

Net (Loss) Income	(82,404)	78,583		(3,821)	36,244	2,752		38,996
Net Loss Attributable to Noncontrolling Interests	(915)	583		(332)	(406)	--		(406)

Net (Loss) Income Attributable to Elizabeth Arden Shareholders	(81,489)	78,000		(3,489)	36,650	2,752		39,402
Less: Accretion and Dividends on Preferred Stock	21,085	(20,151	)(f)	934	--	--		--

Net (Loss) Income Attributable to Elizabeth Arden Common Shareholders	$(102,574)	$98,151		$(4,423)	$36,650	$2,752		$39,402

EBITDA	$(40,412)	$72,738	(a)(b)(c)	$32,326	$84,461	$86	(g)(h)	$84,547

Net (Loss) Income Per Basic Share Attributable to Elizabeth Arden Common Shareholders	$(3.44)	$3.29		$(0.15)	$1.24	$0.09		$1.33

Net (Loss)Income Per Diluted Share Attributable to Elizabeth Arden Common Shareholders	$(3.44)	$3.29		$(0.15)	$1.21	$0.09		$1.30

(a)   Includes $15.3 million of returns and markdowns under our 2014 Performance Improvement Plan primarily due to changes to our distribution strategy in China and other customer and distribution arrangements.

(b) Includes $4.6 million (non-cash) of inventory write-downs under our 2014 Performance Improvement Plan due to discontinuation of certain products..

(c)   Includes (i) $8.8 million in expenses under our 2014 Performance Improvement Plan primarily comprised of $4.5 million of customer and vendor contract termination costs, $4.2 million of severance, other employee-related expenses and related transition costs associated with the reduction in global headcount positions and (ii) $43.8 million (non-cash) in asset impairment charges primarily related to the write off of the celebrity fragrance licenses acquired from Give Back Brands and other costs.

(d) Represents $0.2 million (non-cash) of debt extinguishment costs resulting from the December 2014 amendment to our credit facility.

(e)   On a reported and adjusted basis, our effective tax rate was (1.3)% and 55.6%, respectively. The reported tax rate includes valuation allowances of $28.5 million against our U.S. and Canadian deferred tax assets recorded as a non-cash charge to income tax expense.

(f)   Includes a $20.1 million of accretion for the change in redemption value related to the issuance of preferred stock in August 2014. The full accretion was recognized immediately and recorded in the first quarter of fiscal 2015.

(g)   Includes $12.4 million of non-recurring product changeover costs related to the repositioning of the Elizabeth Arden brand and $0.5 million of transition costs incurred related to the elimination of certain sales and other staff positions in the fall of 2013.

(h)   Includes (i) a credit of $17.2 million (non-cash) for the complete reversal of the remaining balance of the contingent liability for potential payments to Give Back Brands based on our determination during the second quarter of fiscal 2014 that it was not probable that the performance targets related to the acquired celebrity fragrance licenses for fiscal years 2014 and 2015 would be met, (ii) $3.3 million of restructuring and related transition expenses primarily incurred with respect to the elimination of certain sales and other staff positions in the fall of 2013, and (iii) $1.1 million of non-recurring product changeover expenses related to the repositioning of the Elizabeth Arden brand.

(i) On a reported and adjusted basis, our effective tax rate was 23.0% and 17.3%, respectively.

SEGMENT NET SALES

          The table below is a comparative summary of our net sales by reportable segment for the three and six months ended December 31, 2014 and 2013:
(In thousands)	Three Months Ended		% Decrease		Six Months Ended		% Decrease

	December 31, 2014	December 31, 2013	GAAP	Constant Rates (1)	December 31, 2014	December 31, 2013	GAAP	Constant Rates (1)

Segment Net Sales
North America	$227,275	$269,647	(15.7)%	(15.3)%	$399,634	$494,306	(19.2)%	(18.9)%
International	118,914	148,490	(19.9)%	(17.1)%	219,612	267,440	(17.9)%	(17.2)%

Total	$346,189	$418,137	(17.2)%	(16.0)%	$619,246	$761,746	(18.7)%	(18.3)%

Reconciliation:
Segment Net Sales	$346,189	$418,137	--	--	$619,246	$761,746	--	--
Less:
Unallocated sales returns and markdowns (2)	(12,582)	--	--	--	(15,261)	--	--	--

Net Sales	$333,607	$418,137	(20.2)%	(19.0)%	$603,985	$761,746	(20.7)%	(20.3)%

PRODUCT CATEGORY NET SALES

          The table below is a comparative summary of our net sales by product category for the three and six months ended December 31, 2014 and 2013:
(In thousands)	Three Months Ended		% Decrease		Six Months Ended		% Decrease

	December 31, 2014	December 31, 2013	GAAP	Constant Rates (1)	December 31, 2014	December 31, 2013	GAAP	Constant Rates (1)

Product Category Net Sales
Elizabeth Arden Brand	$107,140	$142,158	(24.6)%	(22.0)%	$207,191	$262,682	(21.1)%	(20.2)%
Celebrity, Heritage, Designer and Other Fragrances	226,467	275,979	(17.9)%	(17.4)%	396,794	499,064	(20.5)%	(20.3)%

Total	$333,607	$418,137	(20.2)%	(19.0)%	$603,985	$761,746	(20.7)%	(20.3)%

          The table below is a comparative summary of our adjusted net sales by product category for the three and six months ended December 31, 2014 and 2013:
(In thousands)	Three Months Ended		% Decrease		Six Months Ended		% Decrease

	December 31, 2014	December 31, 2013	GAAP	Constant Rates (1)	December 31, 2014	December 31, 2013	GAAP	Constant Rates (1)

Product Category Net Sales
Elizabeth Arden Brand	$118,416	$142,158	(16.7)%	(14.0)%	$220,848	$262,682	(15.9)%	(14.9)%
Celebrity, Heritage, Designer and Other Fragrances	227,773	275,979	(17.5)%	(16.9)%	398,398	499,064	(20.2)%	(20.0)%

Total	$346,189	$418,137	(17.2)%	(16.0)%	$619,246	$761,746	(18.7)%	(18.3)%

(1)    Constant currency information compares results between periods assuming exchange rates had remained constant period-over-period and excludes gains and losses from foreign currency contracts in all periods. We calculate constant currency information by translating current-period results using prior-year GAAP foreign currency exchange rates. The gains and/or losses from foreign currency contracts were not material for all periods presented.

(2) Amounts for the three and six months ended December 31, 2014, reflect returns and markdowns under our 2014 Performance Improvement Plan.

ELIZABETH ARDEN, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET DATA
(Unaudited)

(In thousands)	December 31, 2014	June 30, 2014	December 31, 2013

Cash	$94,144	$56,308	$43,894
Accounts Receivable, Net	188,380	160,806	275,349
Inventories	288,320	338,826	344,888
Property and Equipment, Net	111,357	116,806	110,785
Exclusive Brand Licenses, Trademarks and Intangibles, Net	229,644	275,004	289,809
Goodwill	31,067	31,607	31,607
Total Assets	1,011,223	1,061,653	1,196,665
Short-Term Debt	58,900	80,418	97,950
Current Liabilities	266,006	274,031	360,134
Long-Term Liabilities	411,788	411,080	281,877
Long-Term Debt	356,033	356,432	250,000
Redeemable Noncontrolling Interest	4,638	5,553	6,615
Redeemable Preferred Stock	50,000	--	--
Shareholders' Equity	278,791	370,989	548,039
Working Capital	345,513	333,727	376,861

SUPPLEMENTARY CASH FLOW INFORMATION
(Unaudited)
(In thousands)

	Six Months Ended

	December 31, 2014	December 31, 2013

Net cash provided by operating activities	$37,136	$15,233
Net cash used in investing activities	(16,908)	(28,248)
Net cash provided by (used in) financing activities	20,322	(4,712)
Net increase (decrease) in cash and cash equivalents	37,836	(17,780)

Cautionary Note Regarding Forward-Looking Information and Factors That May Affect Future Results

          The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. This press release and other written and oral statements that we make from time to time contain such forward-looking statements that set out anticipated results based on management's plans and assumptions regarding future events or performance. We have tried, wherever possible, to identify such statements by using words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "will" and similar expressions in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective products, future operating or financial performance or results of current and anticipated products, sales efforts, expenses and/or cost savings, interest rates, foreign exchange rates, the outcome of contingencies such as legal proceedings, and financial results. A list of factors that could cause our actual results of operations and financial condition to differ materially is set forth below, and these factors are discussed in greater detail under Item 1A -- "Risk Factors" of our Annual Report on Form 10-K for the fiscal year ended June 30, 2014:

*	our ability to implement our 2014 Performance Improvement Plan, our ability to realize the anticipated benefits of our 2014 Performance Improvement Plan and/or changes in the timing of such benefits;
*

whether we will incur higher than anticipated costs, expenses or charges related to the implementation of our 2014 Performance Improvement Plan or any additional restructuring or cost savings activities, and/or changes in the expected timing of such costs, expenses or charges;

*

decisions or actions resulting from our continued reexamination of our business, including implementing any additional restructuring activities, and the timing and amount of any costs, expenses or charges that may be incurred as a result, or the benefits anticipated to result from such decisions or actions;

*	our ability to realize benefits from the strategic investment made by affiliates of Rhône Capital L.L.C. in the Company;
*

factors affecting our relationships with our customers or our customers' businesses, including the absence of contracts with customers, our customers' financial condition, reduction in consumer traffic or demand, and changes in the retail, fragrance and cosmetic industries, such as the consolidation of retailers and the associated closing of retail doors as well as retailer inventory control practices, including, but not limited to, levels of inventory carried at point of sale and practices used to control inventory shrinkage;

*

risks of international operations, including foreign currency fluctuations, hedging activities, economic and political consequences of terrorist attacks, disruptions in travel, unfavorable changes in U.S. or international laws or regulations, diseases and pandemics, and political instability in certain regions of the world;

*	our reliance on license agreements with third parties for the rights to sell most of our prestige fragrance brands;
*

our reliance on third-party manufacturers for substantially all of our owned and licensed products and our absence of contracts with suppliers of distributed brands or raw materials and components for manufacturing of owned and licensed brands;

*

delays in shipments, inventory shortages and higher supply chain costs due to the loss of or disruption in our distribution facilities or at key third-party manufacturing or fulfillment facilities that manufacture or provide logistic services for our products;

*

our ability to respond in a timely manner to changing consumer preferences and purchasing patterns and other international and domestic conditions and events that impact retailer and/or consumer confidence and demand, such as domestic or international recessions or economic uncertainty;

*	our ability to protect our intellectual property rights;
*	the success, or changes in the timing or scope, of our new product launches, advertising and merchandising programs;
*	our ability to successfully manage our inventories;
*	the quality, safety and efficacy of our products;
*	the impact of competitive products and pricing;
*

our ability to (i) implement our growth strategy and acquire or license additional brands or secure additional distribution arrangements, (ii) successfully and cost-effectively integrate acquired businesses or new brands, (iii) successfully expand our geographic presence and distribution channels, and (iv) finance our growth strategy and our working capital requirements;

*

our level of indebtedness, our ability to realize sufficient cash flows from operations to meet our debt service obligations, preferred stock dividend requirements, and working capital requirements, and restrictive covenants in our revolving credit facility, second lien facility and the indenture for our 7 3/8% senior notes;

*	changes in product mix to less profitable products;
*	the retention and availability of key personnel;
*

changes in the legal, regulatory and political environment that impact, or will impact, our business, including changes to customs or trade regulations, laws or regulations relating to ingredients or other chemicals or raw materials contained in products or packaging, or accounting standards or critical accounting estimates;

*	the success of our global Elizabeth Arden brand repositioning efforts and global business strategy;
*

the impact of tax audits, including the ultimate outcome of the pending Internal Revenue Service examination of our U.S. federal tax returns for the fiscal years ended June 30, 2010, 2011 and 2012, changes in tax laws or tax rates, and our ability to utilize our deferred tax assets and/or the establishment of valuation allowances related thereto;

*

our ability to effectively implement, manage and maintain our global information systems and maintain the security of our confidential data and our employees' and customers' personal information, including our ability to successfully and cost-effectively implement the last phase of our Oracle global enterprise system;

*	our reliance on third parties for certain outsourced business services, including information technology operations, logistics management and employee benefit plan administration;
*

the potential for significant impairment charges relating to our trademarks, goodwill, investments in other entities or other intangible assets, including licenses, that could result from a number of factors, including such entities' or brands' business performance or downward pressure on our stock price; and

*	other unanticipated risks and uncertainties.

We caution that the factors described herein and other factors could cause our actual results of operations and financial condition to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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